UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2010

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fortune Brands, Inc. (“Fortune Brands” or the “Company”) held its Annual Meeting of Stockholders on April 27, 2010 (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as Class I directors for a term of one year expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2010; (iii) approved amendments to the Company’s Restated Certificate of Incorporation to provide for the elimination of supermajority voting requirements; (iv) approved the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan; and (v) approved a stockholder proposal entitled “Special Shareowner Meetings.” Set forth below are the voting results for these proposals:

Item 1:	The election of three directors for a one-year term expiring at the 2011 Annual Meeting

	For	Against	Abstain	Broker Non-Votes
Anne M. Tatlock	68,164,653	45,938,622	394,487	16,309,034
Norman H. Wesley	112,233,158	1,932,999	331,605	16,309,034
Peter M. Wilson	71,064,534	43,030,815	402,413	16,309,034

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010

For	Against	Abstain
129,589,582	904,646	312,568

Item 3:	The approval of amendments to the Company’s Restated Certificate of Incorporation to eliminate supermajority voting requirements

For	Against	Abstain
128,550,120	1,613,180	643,496

Item 4:	The approval of the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan

For	Against	Abstain	Broker Non-Votes
101,093,139	12,743,530	661,093	16,309,034

Item 5:	A stockholder proposal entitled “Special Shareowner Meetings”

For	Against	Abstain	Broker Non-Votes
69,591,542	43,891,560	1,014,660	16,309,034

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Lauren S. Tashma
	Name:	Lauren S. Tashma
	Title:	Vice President, Associate General Counsel and Assistant Secretary

Date: April 30, 2010